Exhibit 10.12

SEQLL INC.

FIRST AMENDMENT TO SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

This First Amendment to Series A-2 Preferred Stock Purchase Agreement (this “Amendment”) is dated as of January 12, 2018, and is made by and among SeqLL Inc., a Delaware corporation (the “Company”), and certain purchasers of shares of Series A-2 Preferred Stock of the Company (the “Purchasers”) pursuant to that certain Series A-2 Preferred Stock Purchase Agreement, dated February 19, 2016, by and among the Company and the Purchasers (as amended to date, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given them in the Agreement.

RECITALS

WHEREAS, the Agreement provides that the Company may hold Closings within 90 days after the Closing;

WHEREAS, in connection with entering into this Amendment, the Company and its stockholders have approved an increase in the number of authorized shares of Series A-2 Preferred Stock of the Company to 5,654,762 shares;

WHEREAS, in connection with this Amendment, the Company and the other parties to the Amended and Restated Voting Agreement, dated February 19, 2016, have entered into an Amended and Restated Voting Agreement, dated as of the date hereof (the “Amended and Restated Voting Agreement”).

WHEREAS, the Agreement provides that the Agreement may be amended upon the written consent of the Company and the holders of a majority of the then-outstanding shares of Series A-2 Preferred Stock of the Company sold thereunder; and

WHEREAS, the Company and the Purchasers hereby desire to amend the Agreement to extend the period in which the Company may hold additional Closings thereunder and increase the total number of shares of Series A-2 Preferred Stock that may be sold pursuant to the terms of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.             Amendment to Section 1.1(b) of the Agreement. The Company and the Investors hereby agree that Section 1.1(b) of the Agreement shall be amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A-2 Convertible Preferred Stock, $0.00001 par value per share (the “Series A-2 Preferred Stock”), set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $1.68 per share; provided, however, that unless otherwise agreed by the Board of Directors of the Company, at each Additional Closing, each Purchaser shall purchase at least 23,810 Additional Shares.”

2.             Amendment to Section 1.2(b) of the Agreement. The Company and the Investors hereby agree that Section 1.2(b) of the Agreement shall be amended and restated in its entirety to read as follows:

“Promptly after each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, including interest, or by any combination of such methods. At the Initial Closing and at the second Closing, the Company shall also deliver to each Purchaser at those first two Closings a warrant, in the form attached to the Agreement as Exhibit H (the “Warrant”), entitling the holder to purchase such number of shares of Common Stock (“Warrant Shares”) as set forth opposite each Purchaser’s name on Exhibit A. Each such Warrant shall be exercisable for a number of shares of Common Stock equal to (y) the applicable number of Shares purchased by the Purchaser at the applicable Closing, multiplied by (z) Six Percent (6%), rounded down to the nearest whole share. The exercise price for each Warrant Share shall be equal to $1.68 (as may be adjusted to reflect stock dividends, stock splits, reverse stock splits, combinations, recapitalizations and similar events). For the avoidance of doubt, the Company shall not issue any Warrants for Closings occurring on or after the date of this Amendment.”

3.             Amendment to Section 1.3 of the Agreement. The Company and the Purchasers hereby agree that Section 1.3 of the Agreement shall be amended and restated in its entirety to read as follows:

“After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to the balance of the authorized number of shares of Series A-2 Preferred Stock not sold at the Initial Closing (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”), provided that (i) such subsequent sale is consummated prior June 30, 2018, (ii) the Company may not sell more than an aggregate 5,059,524 shares of Series A-2 Preferred Stock hereunder after the Initial Closing, and (iii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.”

4.             Amendment to Section 2.2 of the Agreement. The Company and the Purchasers hereby agree that Section 2.2(a)(i) and (ii) of the Agreement shall be amended and restated in its entirety to read as follows:

“(a) The authorized capital of the Company consists, immediately prior to the date of this Amendment, of:

(i)       20,299,261 shares of common stock, $0.00001 par value per share (the “Common Stock”), 9,000,000 shares of which are issued and outstanding immediately prior to the date of this Amendment. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)       8,779,762 shares of Preferred Stock, of which 3,125,000 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding, and 5,654,762 shares have been designated Series A-2 Preferred Stock, 729,165 of which are issued and outstanding immediately prior to the date of this Amendment. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.”

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5.            Amendment to Section 6.7 of the Agreement. The Company and the Purchasers hereby agree that Section 6.7 of the Agreement shall be amended and restated in its entirety to read as follows:

“No Finder’s Fees. Except as set forth on Subsection 6.7 of the Disclosure Schedule, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.”

6.            Miscellaneous.

(a)       Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

(b)       Successors and Assigns. The provisions hereof shall inure to the benefit of the parties and their respective successors, administrators, executors, representatives and heirs.

(c)       Entire Agreement. This Amendment and the Agreement constitute the full and entire agreement between the parties with regard to the subject matter hereof.

(d)       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature Page Follows)

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IN WITNESS WHEREOF, this First Amendment to Series A-2 Preferred Stock Purchase Agreement is executed as of the date first above written.

SEQLL INC.

By:	/s/ Elizabeth Reczek
Name: Elizabeth Reczek
Title: Chief Executive Officer

(Signature Page to the First Amendment to Series A-2 Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, this First Amendment to Series A-2 Preferred Stock Purchase Agreement is executed as of the date first above written.

PURCHASER:

Georges C. St. Laurent, III Descendants’ Trust

By:	/s/ William St. Laurent
Name:	William St. Laurent
Title:	Trustee
Address:	120 NE 136th Ave, Suite 200
Vancouver, WA 98684

(Signature Page to the First Amendment to Series A-2 Preferred Stock Purchase Agreement)

IN WITNESS WHEREOF, this First Amendment to Series A-2 Preferred Stock Purchase Agreement is executed as of the date first above written.

PURCHASER:

William C. St. Laurent Descendants’ Trust

By:	/s/ William St. Laurent
Name:	William St. Laurent
Title:	Trustee
Address:	120 NE 136th Ave, Suite 200
Vancouver, WA 98684

(Signature Page to the First Amendment to Series A-2 Preferred Stock Purchase Agreement)